Exhibit 10.2

AMENDMENT TO

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

THIS AMENDMENT TO CHANGE IN CONTROL AND SEVERANCE AGREEMENT (“Agreement”) is made and entered into as of the 13th day of January, 2009 by and between CenterState Banks of Florida, Inc., a Florida banking corporation (the “Corporation”) and Timothy A. Pierson (the “Executive”).

BACKGROUND

The Corporation and the Executive entered into a Change in Control and Severance Agreement dated July 11, 2006 (the “Agreement”). The parties desire to enter into this Amendment to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive covenant and agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment shall have the meanings given to such terms in the Agreement, unless otherwise provided in this Amendment.

2. Amendment of Section 6 of Agreement. Section 6 of the Agreement is amended by deleting the first two paragraphs of Section 6 in their entirety, and inserting the following section in lieu thereof:

Upon the occurrence of a Change in Control, the Corporation shall pay Executive as severance pay or liquidated damages, or both, a lump sum cash payment equal to 2.5 times (two and one-half times) the Executive’s annual base salary. Such payment will be paid to the Executive no later than the date of the Change of Control. The term annual base salary shall refer to the Executive’s then current base salary annualized and does not include cash bonus payments, if any, for services rendered to the Corporation or any subsidiary. The foregoing shall be in addition to any other rights that the Executive may be entitled to under any other agreements with, or benefit plans of, the Corporation or any subsidiary.

The remaining paragraph of that Section 6 shall remain in full force and effect.

3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

“CORPORATION”		“EXECUTIVE”

CENTERSTATE BANKS OF FLORIDA, INC.		Timothy A. Pierson

By:	/s/ Ernest S. Pinner	/s/ Timothy A. Pierson
	Ernest S. “Ernie” Pinner	Timothy A. Pierson
President and Chief Executive Officer

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